Exhibit 99.4

Pro Forma Financial Information

The following unaudited pro forma condensed balance sheet as of September 30, 2013 and the unaudited pro forma condensed statements of operations for the nine months ended September 30, 2013 and for the year ended December 31, 2012 are derived from the historical financial statements of the Company after giving effect to the acquisition of the assets and liabilities of the Acquired Business under the terms of the BVX Purchase Agreement.

The unaudited pro forma condensed statements of operations for the nine months ended September 30, 2013 and for the year ended December 31, 2012 give pro forma effect to the business combination as if it had occurred on January 1, 2012. The unaudited pro forma condensed combined balance sheet as of September 30, 2013 assumes that the business combination was effective on September 30, 2013.

The unaudited pro forma condensed statement of operations for the year ended December 31, 2012 was derived from Fusion's audited consolidated statement of operations and the audited statement of operations of the Acquired Business, in each case, for the year ended December 31, 2012.

The unaudited pro forma condensed balance sheet and statement of operations as of and for the nine months ended September 30, 2013 were derived from Fusion's unaudited condensed consolidated financial statements and the unaudited financial statements of the Acquired Business, in each case, as of and for the nine months ended September 30, 2013.

The unaudited pro forma condensed financial information has been prepared by the Company using the acquisition method of accounting in accordance with U.S. GAAP.  The Company has been treated as the acquirer in the business combination for accounting purposes. The acquisition accounting is dependent upon certain valuation and other studies that have yet to progress to a stage where there is sufficient information to provide a definitive measurement.  The assets and liabilities of the Acquired Business have been measured based on various preliminary estimates using assumptions that the Company believes are reasonable based on information that is currently available. Differences between these preliminary estimates and the final acquisition accounting will occur, and those differences could have a material impact on the accompanying unaudited pro forma condensed financial statements and the combined company’s future results of operations and financial position. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed financial statements prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

The Company has commenced the necessary valuation and other studies required to complete the acquisition accounting and intends to finalize the acquisition accounting as soon as practicable within the required measurement period in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, but in no event later than one year following completion of the transaction.

The following unaudited pro forma financial statements are based on, and should be read in conjunction with:

●	The Company’s audited financial statements and the related notes thereto for the year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K filed on April 1, 2013.
●
The Company’s unaudited financial statements and the related notes thereto as of and for the nine months ended September 30, 2013 included in the Company’s Quarterly Report on Form 10-Q filed on November 14, 2013.

●
The audited financial statements of Broadvox Enterprise Services for the years ended December 31, 2012 and 2011 and the unaudited financial statements of Broadvox Enterprise Services as of and for the nine months ended September 30, 2013 appearing elsewhere in this report.

The pro forma financial statements give effect to the following transactions:

●	The acquisition of the Acquired Business as described in Item 2.01 of this report.
●	The issuance of convertible preferred stock and warrants described in item 3.02 of this report.
●	The issuance of the Notes and related transactions as described in Item 2.03 of this report.

The unaudited pro forma financial statements are for informational purposes only, are not indications of future performance, and should not be considered indicative of actual results that would have been achieved had the forgoing transactions actually been consummated on the dates or at the beginning of the periods presented.

Fusion Telecommunications International, Inc.
Unaudited Pro forma Condensed Consolidated Balance Sheet
As of September 30, 2013
($000's)

		Pro Forma Adjustments
	Fusion Historical	Broadvox Enterprise Services Historical	Excluded Assets and Liabilities		Issuance of Equity		Issuance of Senior Debt			Acquistion of Broadvox Assets			Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,213	$3,220	$(3,220)	a)	$15,497	b)	$24,830	c	)	$(32,542)	g	)	$8,998
Accounts receivable, net of allowance for doubtful accounts	3,979	2,943											6,922
Inventory	436	-											436
Prepaid expenses and other current assets	559	226											785
Total current assets	6,187	6,389	(3,220)		15,497		24,830			(32,542)			17,141
Property and equipment, net	2,634	16,716								(10,000)	h	)	9,350
Other assets:
Security deposits	647									(200)	g	)	447
Restricted cash	396												396
Goodwill and other intangibles	2,603									26,437	h	)	29,040
Intangible assets, net	13,736	762								(762)	h	)	13,736
Other assets	476	555	(410)	a)			670	c	)				1,291
Total other assets	17,858	1,317	(410)		-		670			25,475			44,910
TOTAL ASSETS	$26,679	$24,422	$(3,630)		$15,497		$25,500			$(17,067)			$71,401
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Notes payable - non-related parties	$625	$1,013	$(1,013)	a)									$625
Notes payable - related parties	439												439
Escrow payable	123				(123)	b)							-
Equipment financing obligations	286												286
Accounts payable and accrued expenses	7,638	7,297	(4,973)	a)									9,962
Related party payable	668												668
Other current liabilities	55	2,043											2,098
Total current liabilities	9,834	10,353	(5,986)		(123)		-			-			14,078
Long-term liabilities:
Notes payable - non-related parties	15,823						25,500	c	)				41,323
Discount on notes payable - non-related parties	(1,578)						(3,117)	c	)				(4,695)
Notes payable - related parties	3,478												3,478
Equipment financing obligations	190	60	(60)	a)									190
Derivative liability	1,799				6,446	d)	3,117	c	)				11,362
Other long-term liabilities	168	-											168
Total long-term liabilities	19,880	60	(60)		6,446		25,500			-			51,826

Stockholders' deficit:
Preferred stock, $0.01 par value, 10,000,000 shares authorized	-				0	b)							0
Common stock, $0.01 par value, 550,000,000 shares authorized	2,993												2,993
Parent's Equity		14,009	2,416							(16,425)			-
Capital in excess of par value	150,729				9,174	b,d)							159,903
Accumulated deficit	(156,757)									(642)	g	)	(157,399)
Total stockholders' deficit	(3,035)	14,009	2,416		9,174		-			(17,067)			5,497
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$26,679	$24,422	$(3,630)		$15,497		$25,500			$(17,067)			$71,401

a) - Denotes cash and certain other assets and liabilities of the Seller that are excluded from the transaction. Although the financial statements of the acquired business reflects these items, the Company does not receive the excluded assets and does not assume the excluded liabilities under the terms of the Asset Purchase Agreement.

b) - Issuance of $16,428,000 of preferred stock and warrants in the private placement transaction, less $808,000 in transaction fees and amounts previously received and held in escrow.

c) - Issuance of $25.5 million of senior notes, less $670,000 of transaction fees which will be amortized over the 5-year maturity period of the Notes and a $2,884,000 estimated fair value of the warrant issued in conjunction with the senior notes. The warrant does not meet the criteria for equity classification under ASC 480 and is reflected as a derivative liability.

d) - Reflects recognition of a derivative liability related to warrants issued that are deemed not to be indexed to the Company's own stock.

e) - Not used.

f) -  Not used.

g) - Reflects the $32.1 million cash paid in connection with the purchase price and a brokers' fee of $642,000, less a $200,000 deposit previously paid to Sellers.

h) - The excess of the purchase price over acquired assets is as follows:

Adjusted purchase price	32,100

Estimated preliminary fair value of net assets acquired:

Accounts receivable	2,943
Other current assets	226
Property and equipment	6,716
Other assets	145
Current liabilities	(4,367)
5,663
Excess of purchase price over net assets	26,437

In accordance with ASC 805, the Company expects to allocate a portion of the excess of the purchase price over the fair value of the net assets acquired to a number of separately identifiable intangible assets, including but not limited to, customer lists, favorable leases and trade names. The Company expects that this allocation, as well as the initial determination of fair value of the acquired tangible assets, will be completed within the required measurement period as set forth in ASC 805, but in no event later than one year following the date of the transaction.

Fusion Telecommunications International, Inc.
Unaudited Pro forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2012
($000's)

			Pro Forma Adjustments
	Fusion Historical	Broadvox Enterprise Services Historical	Acquisition Transaction Fees		Issuance of Senior Debt		Issuance of Equity		Reduced Basis of Property & Equipment			Pro Forma Combined
Revenues	$44,288	$30,261										$74,549
Cost of revenues, exclusive of depreciation and amortization, shown separately below	37,662	12,538										50,200
Gross profit	6,626	17,723										24,349
Depreciation and amortization	999	4,950							(2,000)	d	)	3,949
Loss on impairment of long-lived assets	-	3,101										3,101
Selling general and administrative expenses including												-
stock-based compensation	10,439	17,441	642	a)								28,522
Total operating expenses	11,438	25,492										35,572
Operating loss	(4,812)	(7,769)										(11,223)
Other (expenses) income:
Interest expense	(623)	(165)	-		(3,601)	b)						(4,389)
Gain on change in fair value of derivative liability	800	-			92	e)	459	f)				1,351
Other	(613)	-										(613)
Total other (expenses) income	(436)	(165)										(3,650)
Loss from continuing operations	(5,248)	(7,934)										(14,873)
Loss applicable to common stockholders:
Loss from continuing operations	$(5,248)											$(14,873)
Preferred stock dividends in arrears	(404)											(404)
Net loss from continuing operations applicable
to common stockholders:	(5,652)											(15,277)	(c)
Basic and diluted loss per common share:
Loss from continuing operations	$(0.03)											$(0.09)
Weighted average common shares outstanding:
Basic and diluted	166,726,031											166,726,031

a) - Reflects broker fee earned and paid at the closing of the transaction.

b) - Reflects annual interest on the $25.5 million of Senior Notes issued in connection with the transaction in the amount of $2.9 million, amortization of debt discount of $0.6 million and amortization of deferred financing fees of $0.1 million.

c) - The Seller entities are limited liability companies and are disregarded entities for federal income tax purposes. Taxable income or losses generated by these entities are reflected in the income tax returns of the members of the respective entities. As a result, the acquired business has not historically recorded any provision for income taxes. The Company expects to utilize its net operating loss carry forwards to offset any taxable income generated by the acquired business. As a result, no pro forma adjustment has been recorded for provision for income taxes.

d) - The Company estimates that the fair value of the property and equipment of the acquired business is approximately $10 million less than the value carried on the historical balance sheet as of December 31, 2011. As a result, depreciation expense has been reduced for the reduction in the basis of the property and equipment.

e) - Reflects the change in fair value of the derivative liablility related to the warrants issued to the Senior Lenders that are deemed not to be indexed to the Company's own stock.

f) - Reflects the change in fair value of the derivative liablility related to the warrants issued to the purchasers of the Series B-2 Preferred Stock that are deemed not to be indexed to the Company's own stock.

Fusion Telecommunications International, Inc.
Unaudited Pro forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2013
($000's)

			Pro Forma Adjustments
	Fusion Historical	Broadvox Enterprise Services Historical	Acquisition Transaction Fees		Issuance of Senior Debt		Issuance of Equity	Reduced Basis of Property & Equipment			Pro Forma Combined
Revenues	$45,210	$24,503									$69,713
Cost of revenues, exclusive of depreciation and amortization, shown separately below	31,311	8,277									39,588
Gross profit	13,899	16,226									30,125
Depreciation and amortization	2,634	3,103						(1,500)	d	)	4,237
Selling general and administrative expenses including stock-based compensation	13,014	13,216	(40)	a)							26,190
Total operating expenses	15,648	16,319									30,427
Operating loss	(1,749)	(93)									(302)
Other (expenses) income:
Interest expense	(1,993)	(93)	-		(2,669)	b)					(4,755)
Loss on extinguishment of debt	(443)
Loss on change in fair value of derivative liability	(733)				(1,316)	e)	(1,987)				(4,036)
Other	(69)										(69)
Total other (expenses) income	(3,238)	(93)									(9,303)
Gain on extinguishment of accounts payable	2,884	-									2,884
Net loss	(2,103)	(186)									(6,721)
Loss applicable to common stockholders:
Net loss	$(2,103)										$(6,721)
Preferred stock dividends in arrears	(301)										(301)
Net loss applicable
to common stockholders:	(2,404)										(7,022)	(c)
Basic and diluted loss per common share:
Loss from continuing operations	$(0.01)										$(0.04)
Weighted average common shares outstanding:
Basic and diluted	198,625,110										198,625,110

a) - Transaction fees incurred in 2013 that would not be present had the acquisition taken place January 1, 2012.

b) - Reflects annual interest on the $25.5 million of Senior Notes issued in connection with the transaction in the amount of of $2.1 million, amortization of debt discount of $0.4 million and amortization of deferred financing fees of $0.1 million.

c) - The Seller entities are limited liability companies and are disregarded entities for federal income tax purposes. Taxable income or losses generated by these entities are reflected in the income tax returns of the members of the respective entities. As a result, the acquired business has not historically recorded any provision for income taxes. The Company expects to utilize its net operating loss carry forwards to offset any taxable income generated by the acquired business. As a result, no pro forma adjustment has been recorded for provision for income taxes.

d) - The Company estimates that the fair value of the property and equipment of the acquired business is approximately $10 million less than the value carried on the historical balance sheet as of December 31, 2011. As a result, depreciation expense has been reduced for the reduction in the basis of the property and equipment.

e) - Reflects the change in fair value of the derivative liablility related to the warrants issued to the Senior Lenders that are deemed not to be indexed to the Company's own stock.

f) - Reflects the change in fair value of the derivative liablility related to the warrants issued to the purchasers of the Series B-2 Preferred Stock that are deemed not to be indexed to the Company's own stock.